Exhibit 10.2

Commercial

Sub-Lease Agreement

This Commercial Sub-Lease Agreement is made as of this 1st day of October, 2014 (“effective date”) by and between Royal Bakery Holdings, Inc. (the “Sub-Tenant”) and Majestic Production of Peninsular LLC (the “Tenant). Tenant has previously entered into a lease agreement with Robert Kent, (the “Landlord”) dated on March 2012 (the “Prime Lease”). The Sub-Tenant desires to reduce the leased space that Sub-Tenant has been sub-leased at the Unit 405A and will be moved to the space at Unit 407A. Both parties agree as follows:

The Premises:

The sub-leased space is approximately 500 square feet which is the space at the Unit 407A Old County Road, Belmont, CA 94002.

RENT:

$500 per month. Rent will be due on the 5th business day of each month.

UTILITY:

The rent will be included utility charges, water, garbage, gas, Management Fee and Common Area Maintenance Fee.

TERM:

Effective Date: October 1st 2014.

It is a month to month lease.

Signed and Agreed by:

Tenant:

Majestic Production of Peninsular LLC

George Ma
Managing Partner of Majestic Production of Peninsular LLC

Sub-Tenant:
Royal Bakery Holdings, Inc.

Nikki Ma, Secretary